SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2003

Synopsys, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19807	56-1546236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 East Middlefield Road, Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-584-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On March 1, 2003, Synopsys, Inc., (“Synopsys”) completed its acquisition of Numerical Technologies, Inc., a Delaware corporation (“Numerical”) through a merger of its wholly owned subsidiary, Neon Acquisition Corporation (“Neon Acquisition”) with and into Numerical (the “Merger”). Synopsys had previously acquired approximately 90.71% of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of Numerical, through an offer to purchase by Neon Acquisition all of the outstanding Shares at a purchase price of $7.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes (the “Offer”).

In the Merger, each Share not purchased in the Offer, other than Shares for which statutory appraisal rights are properly exercised, was converted into the right to receive the same $7.00 per Share in cash, without interest thereon and less any required withholding taxes, as received by Numerical stockholders in the Offer. As a result, Numerical is now a wholly owned subsidiary of Synopsys. Following the Merger the Shares ceased trading on the Nasdaq Stock Market.

On March 3, 2003, Synopsys issued a press release announcing the completion of the acquisition of Numerical. The press release is attached hereto and filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

Exhibit 99.1    Press Release, dated March 3, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2003

SYNOPSYS, INC.
(Registrant)

By:	/s/ REX S. JACKSON

Name: Rex S. Jackson
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit 99.1      Press release dated March 3, 2003.